FOR IMMEDIATE RELEASE
For more information, contact:
Richard L. Bergmark, + 1 713 328 2101
Fax: +1 713 328 2151

CORE LAB REPORTS Q1 2012 EPS OF $1.13, $1.06 EX-ITEMS;
Q1 2012 OPS MARGINS AT 30%, Y-O-Y INCREMENTAL MARGINS AT 49%;
DUAL NYSE EURONEXT AMSTERDAM LISTING PLANNED FOR MID-MAY 2012

AMSTERDAM (18 April 2012) - Core Laboratories N.V. (NYSE: "CLB") reported first quarter 2012 net income of $53,951,000 and earnings per diluted share ("EPS") of $1.13, which included approximately $0.07 per share in gains from foreign exchange translations and a favorable insurance settlement. Excluding these gains and year-ago net gains from one-time items, EPS increased 38%, while net income increased 34% over year-earlier first quarter totals. First quarter 2012 revenue increased 13% over year-earlier levels to $234,191,000. Operating income, defined as revenue minus expenses, climbed 24% to $69,514,000, excluding the items above, from $55,987,000 in last year's first quarter, while operating margins increased 300 basis points to 30%. Year-over-year quarterly incremental margins, calculated as the change in operating income divided by the change in revenue, increased to 49%. Free cash flow ("FCF"), defined as cash from operations minus capital expenditures, was $46,492,000 in the quarter, while the Company's diluted share count decreased 2% year-over-year to 47,945,000. During the quarter, Core returned over $26,000,000 to its shareholders by repurchasing 104,279 shares and paying dividends totaling over $13,000,000, and at the same time, the Company reduced its outstanding debt. Also in the first quarter, the Company commenced the process for the dual listing of its common shares on the NYSE Euronext Amsterdam stock exchange and now expects to complete the listing process in mid-May.

Core's first quarter 2012 EPS, net income, operating income and operating margins, all excluding specific items, were at record highs for any first quarter in Company history. These records resulted from continued high demand for the Company's proprietary and patented technologies, services, and products that help oil companies increase daily production and maximize the total hydrocarbon recovery from conventional and unconventional reservoirs. Deepwater projects worldwide and increased activities in North American oil-shale reservoirs, lifted first quarter 2012 results.

Continued emphasis on selecting projects that yield superior returns has the Company focused on major, giant, and super-giant hydrocarbon developments worldwide. Most of these developments are in deepwater, however, the Company is also seeing high returns from projects in the North Sea, the Middle East, especially Iraq, Asia Pacific, and unconventional oil reservoirs in North America.

As reported the previous ten quarters, the Board of Supervisory Directors (the “Board”) of Core Laboratories N.V. has established an internal performance metric of achieving a return on invested capital (“ROIC”) in the top decile of the service companies listed as Core's Peers by Bloomberg Financial. Based on Bloomberg's calculations for the latest comparable data available, Core's ROIC was the highest in its oilfield services Peer Group. Moreover, Core's ROIC exceeded the Peer Group average ROIC by more than 38 percentage points, and the Company had the highest ROIC to Weighted Average Cost of Capital (“WACC”) ratio and one of the lowest WACCs in the Peer Group.

Segment Highlights

Core Laboratories reports results under three operating segments: Reservoir Description, Production Enhancement, and Reservoir Management.

Reservoir Description

Reservoir Description operations, focusing primarily on international developments, reported first quarter 2012 revenue of $116,106,000 and operating income of $31,953,000, increases of 8% and 22%, respectively, over year-ago totals, excluding currency translation gains. By comparison, the international rig count increased just 2% over the last 12 months. Operating margins, excluding currency gains, increased 400 basis points to 28%, while year-over-year quarterly incremental margins were 68%. The strong increases in operating and incremental margins are attributable to the continuation and expansion of deepwater projects worldwide. During the quarter, the Company initiated new studies, and continued projects, involving hundreds of meters of cores and hundreds of reservoir fluid samples, including crude oils, natural gases, natural gas liquids, and connate waters from deepwater Gulf of Mexico, offshore Brazil, offshore West Africa, including areas off Ghana and south to Angola, East Africa, the eastern sections of the Mediterranean province, and offshore northwest Australia.

Routine rock properties and reservoir-condition, advanced rock properties data sets are being generated and will be combined with data from pressure, volume and temperature ("PVT") and crude oil testing, inspection, distillation, fractionation, and characterization analyses to determine maximum sustainable daily hydrocarbon flows for optimized recovery from these deepwater assets. Through detailed examinations of cores and their sedimentological features and structural elements, Core Lab geologists have reconstructed the depositional processes to better define reservoir quality.

Estimated hydrocarbon recovery rates for several deepwater fields have recently been projected to be below the worldwide average of approximately 40% because of the compositions and interactions of the reservoir fluids or the quality of reservoir rocks. Field operators have asked Core to apply comprehensive and integrated core analysis, reservoir fluids, and reservoir geology data sets to increase ultimate hydrocarbon recovery rates by formulating long-term pressure maintenance and enhanced oil recovery programs that involve reinjection of various gases, including nitrogen, CO2, and liquid hydrocarbon components.

The Company has successfully introduced several advanced technologies related to Digital Core Analysis. Core is integrating computed tomography ("CT") images with laboratory-measured petrophysical data sets. Accurate and precise porosity measurements, coupled with data sets from Core's patented and proprietary Nano-PermTM and MRShaleTM services, are used to quantify and calibrate petrophysical and hydrocarbon-saturation properties of CT-imaged cores. The integrated technologies are especially effective in unconventional oil-shale reservoirs. Data sets can be generated quickly and are cost-effective. Moreover, all of the analyses are non-destructive, and the data sets generated are superior to permeability estimates using older, sample-destructive, ion-milling techniques.

Production Enhancement

Production Enhancement operations reported first quarter 2012 revenue of $96,733,000, an increase of 18% over year-ago totals. Operating income, excluding gains from an insurance settlement and currency translation gains, was $29,658,000, an increase of 29% over year-earlier totals. Operating margins, excluding gains, were 31%, while year-over-year quarterly incremental margins reached 46%. The insurance settlement is related to last year's business interruption precipitated by shortages of certain specialty steel supplies that resulted from a fire in a supplier's mill in Germany. Core has since established multiple suppliers for these specialty steel supplies.

Production Enhancement results were strengthened by continued market penetration by the Company's patented and proprietary HTD-BlastTM perforating system, which improves the economics of extended-reach horizontal, multi-staged well completions, especially in the toe portions of the well. Since its introduction just over one year ago, Core estimates that the HTD-BlastTM perforating system was used on approximately 3,000 of the approximately 8,000 extended-reach horizontal primarily oil wells drilled. Additionally, the HTD-BlastTM system, originally designed to deliver up to eight perforating guns, has been upgraded to deliver up to 27 perforating events.

Core is also seeing unprecedented demand for the Company's patented and proprietary hydraulic-fracture and field-flood diagnostic technologies. Core's SpectraChem® tracers, detectable at concentrations in the parts-per-billion, are being used to determine the effectiveness and efficiencies of multi-stage hydraulic fractures in extended-reach horizontal wells. The combination of Core's SpectraChem® tracers and HTD-BlastTM technologies, enables oil company clients to immediately optimize horizontal wellbore completion and stimulation programs. In addition, the SpectraChem® tracers' various chemical isomers are being used to determine the direction of flow and the sweep efficiencies of large field floods in North America and international areas. These field flood studies include large miscible-gas flood projects currently underway or in the planning stages in the Middle East.

Reservoir Management

Reservoir Management operations reported first quarter 2012 revenue of $21,352,000 and operating income of $7,915,000, increasing 25% and 19%, respectively, over year-ago quarterly totals. Operating margins were 37%.

Reservoir Management operations continued to expand regional and worldwide consortium studies with most client interest focused on unconventional oil from shale reservoirs. Operations also continued to add formations to the Worldwide Oil and Natural Gas Shale Reservoir Study, including potential oil-shale reservoirs from the Vaca Muerta formation in Argentina, the Tanezzuft formation in North Africa, and numerous formations in the Middle East, Indonesia, Australia, and China. Core was directed by two major oil companies to build two new dedicated facilities to evaluate, analyze, and characterize unconventional oil-shale reservoirs in Argentina and Australia. Plans for construction of both facilities are underway although the Company is monitoring events in Argentina to determine how ROIC may be affected as a result of the proposed nationalization of YPF Sociedad Anonima and whether the construction of the facility will meet Company specific ROIC guidelines.

The Company's Eagle Ford Shale Study now has 38 participants as interest continues to grow in unconventional oil-shale reservoirs in West Texas. Core's Tight Oil Reservoirs of the Midland Basin Study has quickly grown to 22 members focusing on oil bearing shales including the Wolfcamp in the Permian Basin. Core believes that there is one, and possibly two, large-scale unconventional shale oil developments remaining in North America.

In deepwater Africa, Reservoir Management continues to see strong interest in petrophysical data sets from offshore Kenya and Tanzania and has initiated a study of reservoir rocks offshore Namibia and South Africa in the North Orange basin.

Free Cash Flow, Share Repurchases, Dividends, Capital Returned To Shareholders

During the first quarter of 2012, Core Laboratories generated $53,789,000 of cash from operating activities and had capital expenditures of $7,297,000, yielding $46,492,000 in FCF. This cash was used to pay down outstanding debt by $25,000,000, to pay $13,000,000 in cash dividends, and to repurchase 104,279 shares at a cost of $12,889,000 for an average per share price of $123.60. Year-over-year, Core decreased its average diluted quarterly share count by approximately 2%, from 49,141,000 to 47,945,000.

On 13 January 2012, the Company's Board announced a quarterly cash dividend of $0.28 per share that was paid in the first quarter 2012. This amount represented a 12% increase over the quarterly dividends of $0.25 per share that were paid in 2011, and if paid each quarter of 2012, would equal a payout of $1.12 per share of common stock. The quarterly $0.28 per share cash dividend was paid on 24 February 2012 to shareholders of record on 24 January 2012. Dutch withholding tax was deducted from the dividend at the rate of 15%. For the quarter, Core returned over $26,000,000 to its shareholders in the forms of share repurchases and dividends.

On 16 April 2012, the Board announced a cash dividend of $0.28 per share of common stock payable in the second quarter of 2012. The quarterly $0.28 per share cash dividend will be payable on 25 May 2012 to shareholders of record on 27 April 2012. Dutch withholding tax will be deducted from the dividend at a rate of 15%.

Return On Invested Capital

As reported in the previous ten quarters, the Company's Board has established an internal performance metric of achieving an ROIC in the top decile of the oilfield service companies listed as Core's Peers by Bloomberg Financial. The Company and its Board believe that ROIC is a leading performance metric used by shareholders to determine the relative investment value of publicly traded companies. Further, the Company and its Board believe shareholders will benefit if Core consistently performs in the highest ROIC decile among its Bloomberg Peers. According to the latest financial information from Bloomberg, Core Laboratories' ROIC was the highest of any of the oilfield service companies listed in its Peer Group. In addition, Core's ROIC was approximately 38 percentage points above the Peer Group average. Several of the Peer companies failed to post ROICs that exceeded their WACCs, thereby eroding capital and shareholder value. Core's ratio of ROIC to WACC is the highest, and its WACC is one of the lowest, of any company in the Peer Group.

Peer companies listed by Bloomberg include Halliburton, Schlumberger, Tidewater, Carbo Ceramics, FMC Technologies, Baker Hughes, Cameron International, Oceaneering, National Oilwell Varco, and Oil States International, among others. Core will update the ROIC for the oilfield services sector for the first quarter 2012 in its second quarter 2012 earnings release.

NYSE Euronext Amsterdam Stock Exchange Dual Listing Planned for Mid-May 2012

Core Laboratories N.V. is a Dutch company with operational subsidiaries, employees, and clients in over 50 countries, providing Core with one of the most geographically diversified operational platforms in the oilfield service sector. As the Company's market capitalization has grown to just over $6 billion, so too has interest from prospective international institutional investors in participating in ownership of Core Lab through its publicly traded shares. Given Core's international business platform, the Company is interested in expanding investor ownership beyond the United States.

Accordingly, Core plans to dual list the Company's shares on the NYSE Euronext Exchange in Amsterdam in mid-May. The NYSE Euronext Amsterdam Stock Exchange is considered a logical choice for a dual listing given the Company's historical ties to Holland, its relatively large operational footprint in the Netherlands with laboratories in Rotterdam, Vlaardingen, and Amsterdam, its client base, and the presence of several other distinctive global service providers to the oil and gas industry. European institutional investors currently hold approximately 5% of Core's outstanding shares, and the Company believes the NYSE Euronext listing will expand Core's international investor ownership.

General Industry Outlook

As a result of the dual listing process of its shares on the NYSE Euronext Amsterdam, the Company is not issuing specific quarterly and annual earnings guidance until the listing process is complete. However, Core Lab is able to update its general industry outlook.

For the second quarter and remainder of 2012, the Company expects increasing international growth,

especially in deepwater projects supported by the scheduled arrivals of additional deepwater rigs. Deepwater pre-salt activities in several international basins, such as the Kwanza basin offshore Angola, should increase significantly throughout 2012. These prior observations have been supported by the recent announcement of pre-salt discoveries by Maersk Oil and Cobalt International Energy in the Kwanza basin. Other international areas including the Middle East specifically Iraq, and Asia Pacific, should see activity levels remain brisk with the support of higher international commodity prices. In addition, Core should benefit from increasing activities in the deepwater Gulf of Mexico, which is projected to approach the highs of early 2008 by late 2012. Core will also benefit from increasing activities in unconventional oil-shale reservoirs, not only in North America, but also in South America and North Africa. Core assumes that worldwide activity levels will increase by 10%, and possibly more, with sustained higher commodity prices.

Core will resume quarterly and annual revenue and EPS guidance once its shares commence trading on the NYSE Euronext Amsterdam Exchange, in addition to continued trading on the NYSE.

The Company has scheduled a conference call to discuss Core's first quarter 2012 earnings announcement. The call will begin at 7:30 a.m. CDT on Thursday, 19 April 2012. To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release includes forward-looking statements regarding the future revenue, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2011 Form 10-K filed on 15 February 2012, and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update any forward looking statement to reflect events or circumstances that may arise after the date of this press release.

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)

	Three Months Ended
	31 March 2012	31 March 2011
	(Unaudited)	(Unaudited)

REVENUE	$234,191	$206,733

OPERATING EXPENSES:
Costs of services and sales	149,140	136,750
General and administrative expenses	10,174	9,524
Depreciation and amortization	5,883	5,831
Other (income) expense, net	(4,912)	(1,871)

OPERATING INCOME	73,906	56,499
Loss on exchange of Senior Exchangeable Notes	—	629
Interest expense	2,190	2,360

INCOME BEFORE INCOME TAX EXPENSE	71,716	53,510
INCOME TAX EXPENSE	17,786	7,518
NET INCOME	53,930	45,992
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(21)	(298)
NET INCOME ATTRIBUTABLE TO CORE LABORATORIES N.V.	$53,951	$46,290

Diluted Earnings Per Share:	$1.13	$0.94

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	47,945	49,141

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$116,106	$107,621
Production Enhancement	96,733	82,098
Reservoir Management	21,352	17,014
Total	$234,191	$206,733

Operating income (loss):
Reservoir Description	$32,415	$26,438
Production Enhancement	33,531	23,262
Reservoir Management	7,915	6,664
Corporate and other	45	135
Total	$73,906	$56,499

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(amounts in thousands)

ASSETS:	31 March 2012	31 December 2011
	(Unaudited)
Cash and Cash Equivalents	$23,537	$29,332
Accounts Receivable, net	171,656	170,805
Inventory	58,119	53,214
Other Current Assets	31,014	27,463
Total Current Assets	284,326	280,814

Property, Plant and Equipment, net	114,812	115,295
Intangibles, Goodwill and Other Long Term Assets, net	211,540	209,030
Total Assets	$610,678	$605,139

LIABILITIES AND EQUITY:

Short-Term Debt & Lease Obligations	$1,487	$2,344
Accounts Payable	48,189	57,639
Other Current Liabilities	81,997	77,478
Total Current Liabilities	131,673	137,461

Long-Term Debt & Lease Obligations	$198,066	$223,075
Other Long-Term Liabilities	66,675	62,948

Total Equity	214,264	181,655
Total Liabilities and Equity	$610,678	$605,139

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(amounts in thousands)
(Unaudited)

Three Months Ended
31 March 2012

CASH FLOWS FROM OPERATING ACTIVITIES	$53,789

CASH FLOWS FROM INVESTING ACTIVITIES	(7,987)

CASH FLOWS FROM FINANCING ACTIVITIES	(51,597)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,795)
CASH AND CASH EQUIVALENTS, beginning of period	29,332
CASH AND CASH EQUIVALENTS, end of period	$23,537

Non-GAAP Information

Management believes that the exclusion of certain income and expenses enables it to evaluate more effectively the Company's operations period over period and to identify operating trends that could otherwise be masked by the excluded Items.  For this reason, we used certain non-GAAP measures that exclude these Items; and we feel that this presentation provides the public a clearer comparison with the numbers reported in prior periods.

Reconciliation of Operating Income
(amounts in thousands)
(Unaudited)

	Three Months Ended	Three Months Ended
	31 March 2012	31 March 2011

Operating income	$73,906	$56,499
Gain from insurance settlement	(3,366)	—
Foreign exchange gains	(1,026)	(512)
Operating income excluding specific items	$69,514	$55,987

	Reservoir Description
	Three Months Ended	Three Months Ended
	31 March 2012	31 March 2011

Operating income	$32,415	$26,438
Foreign exchange gains	(462)	(260)
Operating income excluding specific items	$31,953	$26,178

	Production Enhancement
	Three Months Ended	Three Months Ended
	31 March 2012	31 March 2011

Operating income	$33,531	$23,262
Gain from insurance settlement	(3,366)	—
Foreign exchange gains	(507)	(290)
Operating income excluding specific items	$29,658	$22,972

Reconciliation of Net Income
(amounts in thousands)
(Unaudited)

	Three Months Ended	Three Months Ended
	31 March 2012	31 March 2011

Net income	$53,951	$46,290
Gain from insurance settlement (net of tax)	(2,531)	—
Foreign exchange gains (net of tax)	(772)	(358)
Loss on exchange of Notes	—	629
Impact of lower effective tax rate	—	(8,724)
Net income excluding specific items	$50,648	$37,837

Reconciliation of Earnings Per Diluted Share
(Unaudited)

	Three Months Ended	Three Months Ended
	31 March 2012	31 March 2011

Earnings per diluted share	$1.13	$0.94
Gain from insurance settlement (net of tax)	(0.05)	—
Foreign exchange gains (net of tax)	(0.02)	(0.01)
Loss on exchange of Notes	—	0.01
Impact of lower effective tax rate	—	(0.17)
Earnings per diluted share excluding specific items	$1.06	$0.77

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative consideration to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. You should also not consider free cash flow as a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow
(amounts in thousands)
(Unaudited)

Three Months
Ended
31 March 2012

Net cash provided by operating activities	$53,789
Less: capital expenditures	(7,297)
Free cash flow	$46,492

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